Exhibit 3.2

CERTIFICATE OF ELIMINATION

OF

CLASS B PREFERRED STOCK

AND

CLASS C PREFERRED STOCK

AND

SERIES D PREFERRED STOCK

AND

SERIES E PREFERRED STOCK

OF

AVID BIOSERVICES, INC.

Pursuant to Section 151 (g) of the

General Corporation Law of the State of Delaware

Avid Bioservices, Inc., a Delaware Corporation (the “Corporation”), does hereby certify as follows:

First: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board previously adopted resolutions creating and authorizing the following series of preferred stock:

(i)	5,000 shares of Class B Convertible Preferred Stock (the “Class B Convertible Preferred Stock”), as evidenced by the Certification of Incorporation which sets forth the designation and terms for the Class B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 25, 1996.

(ii)	17,200 shares of Class C Convertible Preferred Stock (the “Class C Convertible Preferred Stock”), as evidenced by the Certificate of Designation for Series C Convertible Preferred Stock (the “Class C Certificate of Designation”), as filed with the Secretary of State of the State of Delaware on April 23, 1997.

(iii)	500,000 shares of Series D Preferred Stock (the “Series D Preferred Stock”), as evidenced by the Certification of Designation for Series D Preferred Stock (the “Series D Certificate of Designation”), as filed with the Secretary of State of the State of Delaware on March 16, 2006.

(iv)	2,000,000 shares of Series E Convertible Preferred Stock (the “Series E Convertible Preferred Stock” and, collectively with the Class B Convertible Preferred Stock, the Class C Convertible Preferred Stock, the Series D Preferred Stock and the Series E Convertible Preferred Stock, the “Designated Preferred Stock”), as evidenced by the Certificate of Designation for Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), as filed with the Secretary of State of the State of Delaware on February 12, 2014.

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Second: None of the authorized shares of the Designated Preferred Stock are outstanding and none will be issued pursuant to the Certificate of Incorporation or respective Certificate of Designation.

Third: Pursuant to the authority conferred upon the Board pursuant to the Certificate of Incorporation, the Board adopted resolutions on June 28, 2021, approving the elimination of each of the Class B Convertible Preferred Stock, Class C Convertible Preferred Stock, Series D Preferred Stock, and Series E Convertible Preferred Stock as set forth herein:

RESOLVED, that none of the authorized shares of each of the Class B Convertible Preferred Stock, Class C Convertible Preferred Stock, Series D Preferred Stock, and Series E Convertible Preferred Stock are outstanding and none will be issued pursuant to the Certificate of Incorporation or respective Certificate of Designations

RESOLVED, that upon filing the Certificate of Elimination with the Secretary of State of Delaware, all matters set forth in the Certificate of Incorporation and Certificate of Designations shall be eliminated from the Certificate of Incorporation with respect to each of the Class B Convertible Preferred Stock, Class C Convertible Preferred Stock, Series D Preferred Stock, and Series E Convertible Preferred Stock; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver to the Secretary of State of the State of Delaware the Certificate of Elimination as required by the General Corporation Law of the State of Delaware (the “DGCL”) in order to effect the cancellation and elimination of each of the Class B Convertible Preferred Stock, Class C Convertible Preferred Stock, Series D Preferred Stock, and Series E Convertible Preferred Stock, and any and all documents required to be filed therewith.

Fourth: In accordance with Section 151(g) of the DGCL, the Certificate of Incorporation as effective immediately prior to the filing of this Certificate of Elimination is hereby amended to eliminate all reference to each of the Class B Convertible Preferred Stock, Class C Convertible Preferred Stock, Series D Preferred Stock, and Series E Convertible Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 1st day of July, 2021.

AVID BIOSERVICES, INC.

By: /s/ Mark R. Ziebell

Name: Mark R. Ziebell

Title: Secretary

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